Exhibit 10.28B

Execution Version

SECOND AMENDMENT

TO THE

LIMITED LIABILITY COMPANY AGREEMENT

OF

VIVINT SOLAR MIA PROJECT COMPANY, LLC

This SECOND AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT OF VIVINT SOLAR MIA PROJECT COMPANY, LLC (this “Amendment”), effective as of August 31, 2013, is made by and between Vivint Solar Mia Manager, LLC, a Delaware limited liability company (“Sponsor Sub”), and Blackstone Holdings Finance Co. L.L.C., a Delaware limited liability company (“Investor”).

W I T N E S S E T H :

WHEREAS, Sponsor Sub and Investor entered into that certain Limited Liability Company Agreement of Vivint Solar Mia Project Company, LLC, dated as of July 16, 2013, and subsequently amended by that First Amendment effective as of August 5, 2013 (the “LLC Agreement”);

WHEREAS, Investor wishes to transfer its Class A Membership Interests to a limited partnership; and

WHEREAS, Sponsor Sub and Investor wish to amend certain terms and conditions in the LLC Agreement to permit a partnership to be a Member, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1. DEFINITIONS. Capitalized terms used but not defined herein have the meanings set forth in the LLC Agreement.

2. AMENDMENT. Effective as of the date hereof, the parties hereto hereby amend Section 3.12(b) of the LLC Agreement by deleting the first sentence thereof in its entirety and replacing it with the following: “Each Member covenants to the Company and each other Member that it is and will remain for federal income tax purposes a corporation (and not an ‘S-corporation’) that is not a Tax Exempt Entity, a partnership or a disregarded entity; provided, however, if, for federal income tax purposes, a Class B Member is a partnership or a disregarded entity, then each beneficial owner of such Class B Member (or if such beneficial owner is a partnership or disregarded entity, then each beneficial owner of such partnership or disregarded entity) is and will remain an individual or corporation (and not a ‘S-corporation’, partnership or disregarded entity) that is not a Tax Exempt Entity.”

3. MISCELLANEOUS.

3.1 Effect on LLC Agreement. The foregoing amendments are limited in effect, shall apply only as expressly set forth in this Amendment and shall not constitute modifications or amendments of any other provisions of the LLC Agreement. The LLC Agreement as so modified remains in full force and effect and is hereby ratified and confirmed by the parties hereto in all respects.

3.2 Headings. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

3.3 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.4 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

3.5 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AMENDMENT TO THE LAW OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

VIVINT SOLAR MIA MANAGER, LLC

By:	/s/ C. Dan Black
Name:	C. Dan Black
Title:	Secretary

[Second Amendment to LLC Agreement Signature Page]

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.

By:	/s/ Laurance A. Tosi
Name:	Laurance A. Tosi
Title:	CFO

[Second Amendment to LLC Agreement Signature Page]